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                                                                     EXHIBIT 5.1


                                January 28, 1999



Plum Creek Timber Company, Inc.
999 Third Avenue
Suite 2300
Seattle, Washington  98104

                Re:     Plum Creek Timber Company, Inc. Registration on Form S-4

Gentlemen:

        We have acted as special counsel to Plum Creek Timber Company, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of 46,323,300 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), in exchange for all of the Partnership's outstanding depositary units representing limited partnership interests in Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Partnership") through a series of related transactions (the "Conversion"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "Commission") on January 28, 1999 under the Securities Act of 1933, as amended, (such Registration Statement being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Incorporation of the Company, as presently in effect; (iii) the form of Amended and Restated Certificate of Incorporation of the Company to be filed prior to the consummation of the Conversion, (iv) the By-Laws of the Company, as presently in effect; (v) the Agreement and Plan of Conversion (the "Conversion Agreement"), dated




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Plum Creek Timber Company, Inc.
January 28, 1999
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as of June 5, 1998, and amended on July 17, 1998, by and among the Company, the
Partnership and Plum Creek Management Company, L.P.; (v) the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 17, 1998, by and among the Company, the Partnership and Plum Creek Acquisition Partners, L.P. ("Merger LP"); (vi) a specimen certificate representing the Common Stock; (vii) the form of certificate of merger to be filed at the effective time of the Conversion; and (viii) certain resolutions of the Board of Directors of the Company relating to the Conversion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, Merger LP and the Partnership, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Members of our Firm are admitted to the practice of law in the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction.

        Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when the Conversion is consummated in accordance with the terms of the Conversion Agreement and the Merger Agreement, the issuance of the Shares will have been duly authorized, validly issued, fully paid and non-assessable.




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Plum Creek Timber Company, Inc.
January 28, 1999
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        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                       Very truly yours,

                                       Skadden, Arps, Slate,
                                       Meagher & Flom LLP